INDEMNITY AGREEMENT


THIS AGREEMENT is made effective as of the 13th day of June, 2001.


BETWEEN:

SIDEWARE SYSTEMS INC., a corporation having its head office at
1810 Samuel Morse Drive, Reston, Virginia 20190-
5316

(the "Company")

AND:

GRANT SUTHERLAND, Executive, of 1600 - 777 Dunsmuir
Street, Vancouver, British Columbia  V7Y 1K4

(the "Director")


WHEREAS:

A.     The Director is a director of the Company; and

B. The Company considers it desirable and in its best interests to enter into this Agreement to set out the circumstances and manner in which the Director may be indemnified in respect of certain liabilities which the Director may incur as a result of his acting as a director and/or officer of the Company or any of its subsidiaries.

IN WITNESS WHEREOF that in consideration of the premises and of the sum of ONE DOLLAR ($1.00) now paid by the Director to the Company (the receipt and sufficiency of which is hereby acknowledged by the parties hereto) and in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1. General Indemnity. The Company agrees to indemnify, defend and save the Director harmless from and against any and all costs, charges, expenses, fees, income and other taxes, damages or liabilities (including legal or other professional fees), whether incurred alone or jointly with others, which the Director may suffer, sustain, incur or be required to pay arising out of or incurred in respect of any action, suit, proceeding, investigation or claim which may be brought, commenced, made, prosecuted or threatened against the Director or any of the other directors or officers of the Company or any of its subsidiaries or which the Director may be required to participate in or provide evidence in respect of (any of the same hereinafter being referred to as a "Claim") howsoever arising and whether arising in law, equity or under statute, regulation or governmental ordinance of any jurisdiction, for or in respect of any act, deed, matter or thing done,

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made, permitted or omitted by the Director or the Company
or any of its subsidiaries arising out of, or in connection with or incidental to the affairs of the Company or any of its subsidiaries or the exercise by the Director of his powers or the performance of his duties as a director and/or officer of the Company or any of its subsidiaries including, without limitation, (i) any and all costs, charges, expenses, fees, damages or liabilities which the Director may suffer, sustain or incur or be required to pay in connection with investigating, initiating, defending, appealing, preparing for, providing evidence in respect of, or instructing and receiving the advice of his own or other counsel in respect of, any Claim, and (ii) any amount paid to settle any Claim; provided that the indemnity provided for herein will not be available to the extent that it is finally determined by a court of competent jurisdiction that:

(a) in so acting the Director was not acting honestly and in good faith with a view to the best interests of the Company or its subsidiary, as the case may be; or

(b) in the case of a criminal or administrative action or proceeding, the Director did not have reasonable grounds for believing that his conduct was lawful.

2. Specific Indemnity for Statutory Obligations. Without limiting the generality of the provisions of section 1 hereof, the Company agrees, to the maximum extent permitted by law, to indemnify and save the Director harmless from and against any and all Claims arising by operation of statute and incurred by or imposed upon the Director in relation to the affairs of the Company or any of its subsidiaries in the Director's capacity as director and/or officer, including but not limited to, all statutory obligations to creditors, employees, suppliers, contractors, subcontractors, and any government or any agency or division of any government, whether federal, provincial, state, regional or municipal.

3. Taxation Indemnification. Without limiting the generality of the provisions of section 1, the Company agrees that the payment of any indemnity to or reimbursement of the Director hereunder shall include any amount the Director may be required to pay on account of applicable income or goods or services taxes arising out the payment of such indemnity or reimbursement, provided, however, that any amount required to be paid with respect to such taxes shall be payable by the Company only upon the Director remitting or being required to remit any amount payable on account of such taxes.

4. Partial Indemnification. If the Director is entitled to indemnification hereunder by the Company for some or a portion of the costs, charges, expenses, fees, damages or liabilities incurred by the Director in respect of any Claim but is not entitled to indemnification for the total amount thereof, the Company shall nevertheless indemnify the Director for the portion thereof to which the Director is entitled.

5. No Presumption as to Absence of Good Faith. The determination of any Claim by judgment, order, settlement or conviction, or upon a plea of "nolo contendere" or its equivalent, shall not, of itself, create any presumption that the Director did not act honestly and in good faith with a view to the best interests of the Company or any of its subsidiaries or, in the case of a criminal or

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administrative action or proceeding, that he did not have reasonable grounds for believing that his conduct was lawful (unless the judgment or order of the court specifically finds otherwise).

6. Determination of Right to Indemnification. If the payment of indemnification hereunder requires the approval of a court the Company will use its best efforts to obtain such approval, and to provide the Director with notice of any application for such approval. The Director may also apply for such approval. Any legal costs incurred by the Director in connection with any court proceedings seeking such approval shall also be subject to indemnification pursuant to section 1 hereof.

7. Pre-payment of Expenses. Costs, charges, expenses and fees incurred by the Director in investigating, defending, appealing, preparing for, providing evidence in respect of, or instructing and receiving the advice of his counsel in regard to, any Claim or other matter for which the Director may be entitled to indemnification or reimbursement hereunder, shall, at the request of the Director, be paid or reimbursed by the Company in advance or forthwith upon such amount being due and payable, it being understood and agreed that, in the event it is ultimately determined by a court of competent jurisdiction that the Director was not entitled to be so indemnified, or was not entitled to be fully so indemnified, that the Director shall indemnify and hold harmless the Company, of and from such amount, or the appropriate portion thereof, so paid or reimbursed.

8. Other Rights and Remedies Unaffected. The indemnification provided for in this Agreement shall not derogate from or exclude any other rights to which the Director may be entitled under any applicable law, the Articles of the Company or any of its subsidiaries, this Agreement, any applicable policy of insurance, guarantee or third-party indemnity, any vote of shareholders of the Company or any of its subsidiaries, or otherwise, both as to matters arising out of his capacity as a director and/or officer of the Company or any of its subsidiaries, or as to matters arising out of any other capacity in which the Director may act for or on behalf of the Company or any of its subsidiaries.

9. Notices of the Proceedings. The Director shall give reasonable notice, in writing, to the Company upon his being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing or continuing any Claim involving the Company or any of its subsidiaries or the Director, and the Company agrees to notify the Director, in writing, forthwith upon the Company or any of its subsidiaries being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing or continuing any Claim involving the Director.

10. Participation in Proceedings. The Company shall be entitled to participate at its own expense in the defense of any Claim, and, if the Company so elects, the Company shall be entitled to assume the defense of such Claim at its expense. The Director shall be entitled to retain his own counsel in respect of the Claim and the fees, costs and expenses of such separate counsel retained by the Director shall be included in the amounts for which the Director is indemnified under section 1.

11. Insurance. The Company hereby covenants and agrees to obtain (to the extent such insurance is available in the insurance market at commercially reasonable rates) Directors and

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

Officers Insurance for the benefit of the Director with respect to the performance of his duties as a director and/or officer of the Company and any of its subsidiaries and upon obtaining such insurance to maintain (to the extent such insurance is available in the insurance market at commercially reasonable rates) the same in force and effect for the benefit of the Director for a period of at least three years after the first date on which the Director is neither a director nor an officer of the Company. The Company agrees to remit promptly to the Director a copy of all insurance policies, applications, endorsements and renewals relating to such insurance.

12. Effective Time. This Agreement shall be deemed to have effect as and from the first date that the Director became a director and/or officer of the Company.

13. Extensions, Modifications. This Agreement is absolute and unconditional and the obligations of the Company shall not be affected, discharged, impaired, mitigated or released by the extension of time, indulgence or modification which the Director may extend or make with any person regarding any Claim against the Director.

14. Insolvency. The liability of the Company under this Agreement shall not be affected, discharged, impaired, mitigated or released by reason of the discharge or release of the Director in any bankruptcy, insolvency, receivership or other similar proceeding of creditors.

15. Multiple Proceedings. No action or proceeding brought or instituted under this Agreement and no recovery pursuant thereto shall be a bar or defence to any further action or proceeding which may be brought under this Agreement.

16. Modification. No modification of this Agreement shall be valid unless the same is in writing and signed by each of the parties hereto.

17. Termination. The obligations of the Company shall not terminate or be released upon the Director ceasing to act as a director and/or officer of the Company or any of its subsidiaries at any time or times. The obligations of the Company hereunder may be terminated or released only by a written instrument executed by the Director.

18. Notices. Any notice to be given by one party to the other shall be sufficient if delivered by hand or sent by means of electronic transmission (in which case any message so transmitted shall be immediately confirmed in writing and mailed by prepaid registered mail), addressed, as the case may be:

(a)  To the Company:

     1600 - 777 Dunsmuir Street
     Vancouver, BC  V7Y 1K4

     Attention: Secretary
     Fax:  (604) 688-0047

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(b)  To the Director:

     1600 - 777 Dunsmuir Street
     Vancouver, BC  V7Y 1K4

     Fax:  (604) 688-0047
     Attention:  Grant Sutherland

or at such other address of which notice is given by the parties pursuant to the provisions of this section. Such notice shall be deemed to have been received when delivered, if delivered. Any notice sent by means of electronic transmission shall be deemed to have been given and received on the day it is transmitted, provided that if such day is not a business day then the notice shall be deemed to have been given and received on the next business day following.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia and all disputes arising under this Agreement shall be referred to, and the parties hereto irrevocably attorn to, the jurisdiction of the courts of the State of Virginia.

20. Further Assurances. The parties hereto agree that they shall do all such further acts, deeds or things and execute and deliver all such further documents as may be necessary or advisable for the purpose of assuring and conferring on the Director the rights hereby created or intended, and of giving effect to and carrying out the intention or facilitating the performance of the terms of this Agreement.

21. Interpretation. Words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include any other gender, the word "or" is not exclusive and the word "including" is not limiting whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto.

22. Invalid Terms Severable. If any provision of this Agreement is determined at any time by a court of competent jurisdiction to be invalid, illegal or unenforceable such provision or part thereof shall be severable from this Agreement and the remainder of this Agreement will be construed as if such invalid, illegal or unenforceable provision or part thereof had been deleted herefrom.

23. Binding Effect. All of the agreements, conditions and terms of this Agreement shall extend to and be binding upon the Company and its successors and assigns and shall enure to the benefit of and may be enforced by the Director and his heirs, executors, administrators and other legal representatives, successors and assigns.

24. Independent Legal Advice. The Director acknowledges that he has been advised to obtain independent legal advice with respect to entering into this Agreement, that he has obtained such independent legal advice or has expressly waived such advice, and that he is entering into this

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Agreement with full knowledge of the contents hereof, of his own free will and with full capacity and authority to do so.

25. Power and Authority. The Company represents and warrants to the Director that this Agreement when executed and delivered by it will constitute its legal, valid and binding obligation subject to the provisions of this Agreement and the obligations hereunder are enforceable against it in accordance with the terms hereof and that the execution and delivery of this Agreement and the performance thereof by it has been duly and properly authorized by all necessary corporate action.


IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


SIDEWARE SYSTEMS INC.

"Edward White"
---------------------------
By: Edward White
Title:  Director



GRANT SUTHERLAND

"Grant Sutherland"
---------------------------

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